FIRST AMENDMENT TO CONSULTING AGREEMENT

         FIRST AMENDMENT (the "Amendment"), dated as of May 26, 2004, to the CONSULTING AGREEMENT (the "Agreement"), made as of May 26, 2004, by and between Comcast Corporation, a Pennsylvania corporation (together with its successors and assigns permitted under this Agreement, the "Company") and C. Michael Armstrong (the "Consultant").

                                   WITNESSETH:

         WHEREAS, the Consultant is employed by the Company pursuant to the Employment Agreement;

         WHEREAS, the Consultant has elected to retire from his position as Non-Executive Chairman of the Board and to retire from employment with the Company, effective May 26, 2004;

         WHEREAS, the Agreement reflects the Company's desire to retain the benefit of the Consultant's knowledge and experience by retaining the Consultant, and the Consultant's desire to accept such position, for the term and upon the other conditions set forth in the Agreement;

         WHEREAS, the Company and the Consultant wish to supplement the conditions stated in the Agreement to permit Consultant to defer the receipt of Consultant Compensation on the same basis as if the Consultant's employment were continuing through the term of the Agreement;

         NOW, THEREFORE, pursuant to Section 18 of the Agreement, and in consideration of the mutual promises and agreements contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Consultant hereby amend the Agreement as follows:

         SECTION 1. Definitions. All capitalized terms shall have the same meanings as set forth in the Agreement, or as defined in this Amendment as follows:

         (a) "Account" means the bookkeeping account established and maintained by the Company in the name of the Consultant, to which all amounts deferred and earnings allocated under the Amendment shall be credited, and from which all amounts distributed pursuant to the Amendment shall be debited.

         (b) "Applicable Interest Rate" means:

                  (i) Except as otherwise provided in Section 1(b)(ii), the interest rate that, when compounded daily pursuant to rules established under the Deferred Compensation Plan from time to time, is mathematically equivalent to 12% per annum, compounded annually, or such other rate as generally applies to active participants in the Deferred Compensation Plan as in effect from time to time.



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                  (ii) Effective for the period beginning at the end of the Term until the date the Account is distributed in full, the Prime Rate plus one percent.

         (c) "Consultant Compensation" means the amounts described in Section 5 of the Agreement.

         (c) "Deferred Compensation Plan" means the Comcast Corporation 2002 Deferred Compensation Plan, as amended from time to time.

         (d) "Income Fund" means a hypothetical investment fund pursuant to which income, gains and losses are credited to the Account as if the Account were credited with interest at the Applicable Interest Rate.

         (c) "Initial Election" means a written election on a form provided by the Company, pursuant to which the Consultant may:

                  (i) Elect to defer all or any portion of the Consultant Compensation earned following the time that such election is filed; and

                  (ii) Designate the time of payment of the deferred Consultant Compensation to which the Initial Election relates.

         (d) "Prime Rate" means, for any calendar year, the interest rate that, when compounded daily pursuant to rules established under the Deferred Compensation Plan from time to time, is mathematically equivalent to the prime rate of interest (compounded annually) as published in the Eastern Edition of The Wall Street Journal on the last business day preceding the first day of such calendar year, and as adjusted as of the last business day preceding the first day of each calendar year beginning thereafter.

         (e) "Subsequent Election" means a written election on a form provided by the Company, pursuant to which the Consultant (or his beneficiaries) may elect to defer (or, in limited cases, accelerate) the time of payment or to change the manner of payment of amounts previously deferred in accordance with the terms of a previously made Initial Election or Subsequent Election.

         SECTION 2. Election to Defer Receipt of Compensation..

         (a) Elections.

                  (i) Initial Elections. Notwithstanding Section 5 of the Agreement, the Consultant shall have the right to defer all or any portion of the Consultant Compensation that he would otherwise be entitled to receive in a calendar year by filing an Initial Election at the time and in the manner described in this Section 2. The Consultant Compensation for a calendar year shall be reduced in an amount equal to the portion of the Consultant Compensation deferred by the Consultant for such calendar year pursuant to the Consultant's Initial Election.


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                  (ii) Subsequent Elections. The Consultant shall have the right to elect to defer the time of payment or to change the manner of payment of amounts previously deferred in accordance with the terms of a previously made Initial Election by filing a Subsequent Election at the time, to the extent, and in the manner described in this Section 2.

         (b) Filing of Initial Election.

                  (i) The Consultant may make an Initial Election on a form provided by the Company for this purpose. An Initial Election with respect to Consultant Compensation earned in calendar year 2004 shall be effective only if it is made within 30 days after the commencement of the Term of the Agreement (and may apply only with respect to Consultant Compensation payable after the Consultant files the Initial Election with the Company). An Initial Election with respect to Consultant Compensation earned in any calendar year beginning after 2004 shall be effective only if it is made on or before December 31 of the calendar year preceding the calendar year to which the Initial Election applies.

                  (ii) Contemporaneously with an Initial Election, the Consultant shall also elect the time of payment of the amount of the deferred Consultant Compensation to which such Initial Election relates; provided, however, that except as otherwise provided in this Amendment, no distribution may commence earlier than January 2nd of the second calendar year beginning after the date the Initial Election is filed with the Company, nor later than January 2nd of the eleventh calendar year beginning after the date the Initial Election is filed with the Company. Further, the Consultant may select with each Initial Election the manner of distribution in accordance with Section 3 of this Amendment.

         (c) Subsequent Elections.

                  (i) During the Term. Following an Initial Election or Subsequent Election, and during the Term, the Consultant may elect to change the manner of distribution or defer the time of payment of any part or all of the Account for a minimum of two and a maximum of ten additional years from the previously-elected payment date, by filing a Subsequent Election with the Company on or before the close of business on June 30 of the calendar year preceding the calendar year in which the lump-sum distribution or initial installment payment would otherwise be made. The Consultant may not make any Subsequent Elections after the Term.

                  (ii) Following the Consultant's Death: Surviving Spouse as Beneficiary. If the Consultant designates his surviving spouse as the beneficiary of all or a portion of the Account, the surviving spouse may elect to change the time and manner of distribution of the portion of the Account subject to the beneficiary designation on the same basis and subject to the same rules as if the Account were held under the Deferred Compensation Plan and the surviving spouse were named as the Consultant's beneficiary thereunder.

                  (iii) Following the Consultant's Death: Beneficiary Other Than the Surviving Spouse. If the Consultant designates an individual other than his surviving spouse as the beneficiary of all or a portion of the Account, such individual may elect to change the time and manner of distribution of the portion of the Account subject to the beneficiary designation on



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the same basis and subject to the same rules as if the Account were held under the Deferred Compensation Plan and such individual were named as the Consultant's beneficiary thereunder.

                  (iv) Most Recently Filed Initial Election or Subsequent Election Controlling. Unless the distribution of the Account is subject to acceleration pursuant to Section 2(c)(ii) or Section 2(c)(iii), no distribution of the amounts credited to the Account shall be made before the payment date designated by the Consultant (or his beneficiary) on the most recently filed Initial Election or Subsequent Election.

         SECTION 3. Manner of Distribution.

                  (a) Manner of Distribution. Amounts credited to an Account shall be distributed, pursuant to an Initial Election or Subsequent Election in either (i) a lump sum payment or (ii) substantially equal annual installments over a five (5), ten (10) or fifteen (15) year period or (iii) substantially equal monthly installments over a period not exceeding fifteen (15) years.

                  (b) Small Balances. Notwithstanding any Initial Election or Subsequent Election to the contrary:

                           (i) Distributions pursuant to Initial Elections or
Subsequent Elections shall be made in one lump sum payment unless the portion of the Account subject to distribution, as of both the date of the Initial Election or Subsequent Election and the benefit commencement date, has a value of more than $10,000; and

                           (ii) Following the end of the Term, if the amount
credited to the Account has a value of $25,000 or less, the Company may, in its sole discretion, direct that such amount be distributed to the Consultant (or his beneficiary, as applicable) in one lump sum payment.

         SECTION 4. Crediting of Income, Gains and Losses on Account. The Company shall credit income, gains and losses with respect to the Account as if it were invested in the Income Fund.

         SECTION 5. Status of Deferred Amounts. All Consultant Compensation deferred under this Amendment shall continue for all purposes to be a part of the general funds of the Company.

         SECTION 6. Consultant's and Beneficiaries' Status as General Creditors. The Account shall at all times represent a general obligation of the Company. The Consultant (and his beneficiaries) shall be general creditors of the Company with respect to this obligation, and shall not have a secured or preferred position with respect to the Accounts. Nothing contained herein shall be deemed to create an escrow, trust, custodial account or fiduciary relationship of any kind. Nothing contained herein shall be construed to eliminate any priority or preferred position of a the Consultant (or his beneficiaries) in a bankruptcy matter with respect to claims for wages.



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                  SECTION 7. No Alienation of Benefits. Except as otherwise
required by applicable law, the right of the Consultant (and his beneficiaries) to any benefit or interest under any of the provisions of this Amendment shall not be subject to encumbrance, attachment, execution, garnishment, assignment, pledge, alienation, sale, transfer, or anticipation, either by the voluntary or involuntary act of the Consultant (or the Consultant's beneficiaries) or by operation of law, nor shall such payment, right, or interest be subject to any other legal or equitable process.

                  SECTION 8.        Death of Consultant.

                  (a) Death of Consultant. The Consultant's Account shall be distributed in accordance with the last Initial Election or Subsequent Election made by the Consultant before his death, unless the Consultant's surviving spouse or other beneficiary timely elects to accelerate or defer the time or change the manner of payment pursuant to Section 2(c)(ii) or Section 2(c)(iii).

                  (b) Designation of Beneficiaries. The Consultant (and his beneficiaries) shall have the right to designate one or more beneficiaries to receive distributions in the event of the Consultant's (or his beneficiaries') death by filing with the Company a beneficiary designation on the form provided by the Company for such purpose. The designation of a beneficiary or beneficiaries may be changed by the Consultant or his beneficiaries at any time prior to their death by the delivery to the Company of a new beneficiary designation form.

                  SECTION 9. Interpretation; Notices. The purpose of this Amendment is to permit the Consultant to defer the receipt of his Consultant Compensation on substantially the same basis as if the Consultant Compensation constituted "compensation" eligible for deferral under the terms and conditions of the Comcast Corporation 2002 Deferred Compensation Plan, and the Amendment shall be construed consistent with such purpose. If the Consultant or his beneficiaries do not receive timely payment of benefits to which such individual believes he or she is entitled under the Amendment, such individual may make a claim for benefits to the Company which shall be administered on substantially the same basis as would apply if such claim were a claim for benefits under the Deferred Compensation Plan. Claims for benefits under the Amendment, and all other filings referenced in the Amendment, shall be treated as notices pursuant to the Agreement.

                  SECTION 10. Withholding of Taxes. Whenever the Company is required to credit deferred Consultant Compensation to the Account, the Company shall have the right to require the Consultant to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the date on which the deferred Consultant Compensation shall be deemed credited to the Account, or take any action whatever that it deems necessary to protect its interests with respect to tax liabilities. The Company's obligation to credit deferred Consultant Compensation to the Account shall be conditioned on the Consultant's compliance, to the Company's satisfaction, with any withholding requirement. To the maximum extent possible, the Company shall satisfy all applicable withholding tax requirements by withholding tax from other Consultant Compensation or other compensation payable by the Company to the Consultant, or by the Consultant's delivery of cash to the Company in an amount equal to the applicable withholding tax, as determined by the Company in good faith.



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                  SECTION 11.       Miscellaneous Provisions.

                  (a) Effect of Amendment. This Amendment is intended only to amend Section 5 of the Agreement, relating to the timing of payment of Consultant Compensation, as provided in this Amendment. Each other provision of the Agreement shall continue in full force and effect.

                  (b) Tax Matters. The Consultant acknowledges that:

                           (i) The Company has advised him to consult his tax
advisor with respect to the federal, state and local income tax consequences of making Initial Elections and Subsequent Elections pursuant to the Amendment.

                           (ii) The Company has delivered to him a copy of the
Prospectus for the Deferred Compensation Plan and he has read the provisions of the Prospectus relating to tax consequences.

                  (c) Counterparts. This Amendment may be executed in counterparts.



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                  IN WITNESS WHEREOF, the undersigned have executed this
Amendment on May 26, 2004.

                                           COMCAST CORPORATION



                        By:/s/ Arthur R. Block
                           --------------------------------------------
                           Name:    Arthur R. Block
                           Title:   Senior Vice President,
                                    General Counsel and
                                    Secretary


                           /s/ C. Michael Armstrong
                           --------------------------------------------
                           C. Michael Armstrong



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